Consolidated Financial Statements and Report of Independent Auditors DLV/HHPI Summerlin, LLC December 31, 2020

Contents Page Report of Independent Auditors 1 Consolidated balance sheets at December 31, 2020 and 2019 3 Consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018 4 Consolidated statements of changes in members’ equity for the years ended December 31, 2020, 2019 and 2018 5 Consolidated statements of cash flows for the years ended December 31, 2020, 2019 and 2018 6 Notes to consolidated financial statements 8

1 Report of Independent Auditors Members of DLV/HPPI Summerlin, LLC We have audited the accompanying consolidated financial statements of DLV/HHPI Summerlin, LLC, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DLV/HHPI Summerlin, LLC at December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with U.S. generally accepted accounting principles. /s/ Ernst & Young LLP Houston, Texas March 23, 2021

DLV/HHPI SUMMERLIN, LLC CONSOLIDATED BALANCE SHEETS December 31, 2020 and 2019 The accompanying notes are an integral part of these consolidated financial statements. 2 2020 2019 ASSETS Real estate under development 106,979,401$ 95,760,184$ Cash and cash equivalents 104,845,061 52,844,217 Property and equipment, net 20,867,027 21,947,940 Deferred costs 49,311,569 41,925,670 Restricted cash 3,122,533 3,081,365 Accounts receivable 21,277,129 524,431 Prepaid expenses and other assets 964,740 1,319,055 Note receivable 2,852,159 3,755,639 Related-party receivables 635,347 118,183 Total Assets 310,854,966$ 221,276,684$ LIABILITIES AND MEMBERS' EQUITY Accounts payable and accrued expenses 13,369,376$ 8,705,334$ Deferred revenue 145,389,038 97,695,772 Related party payables 12,369,233 7,318,178 Special Improvement District bonds 184,102 311,830 Customer deposits 8,610,000 - Club membership deposits 24,010,000 16,020,000 Line of credit 5,994,666 5,994,666 Finance lease obligations 41,497 268,208 Total Liabilities 209,967,912$ 136,313,988$ Commitments and Contingencies (see Note 14) MEMBERS' EQUITY Members' capital (49,150,093)$ (43,150,093)$ Accumulated earnings 150,037,147 128,112,789 Total Members' Equity 100,887,054$ 84,962,696$ Total Liabilities and Members' Equity 310,854,966$ 221,276,684$

DLV/HHPI SUMMERLIN, LLC CONSOLIDATED STATEMENTS OF OPERATIONS For the Years Ended December 31, 2020, 2019 and 2018 The accompanying notes are an integral part of these consolidated financial statements. 3 2020 2019 2018 REVENUES Real estate sales 141,092,114$ 114,916,263$ 99,904,340$ Club operations 7,730,094 5,420,319 2,654,701 Total revenues 148,822,208 120,336,582 102,559,041 COSTS AND EXPENSES Cost of real estate sales 86,400,888 60,087,296 37,795,633 Cost of club operations 15,790,851 14,229,416 10,544,113 Commissions, closing costs and fees 17,618,581 13,815,097 11,881,148 Selling, marketing and other expenses 3,534,888 3,531,117 3,484,453 Depreciation 1,478,092 1,411,942 1,109,429 Homeowners association subsidy 2,102,667 1,039,149 982,184 Total costs and expenses 126,925,967 94,114,017 65,796,960 Operating income 21,896,241 26,222,565 36,762,081 Other income (expense) 28,117 75,185 (65,018) Net income 21,924,358$ 26,297,750$ 36,697,063$

DLV/HHPI SUMMERLIN, LLC CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY For the Years Ended December 31, 2020, 2019 and 2018 The accompanying notes are an integral part of these consolidated financial statements. 4 HHPI Discovery Total Balance at December 31, 2017 (unaudited) 45,886,908$ 2,132,666$ 48,019,574$ Distributions (10,000,000) - (10,000,000) Net income 36,697,063 - 36,697,063 Balance at December 31, 2018 72,583,971 2,132,666 74,716,637 Distributions (16,051,691) - (16,051,691) Net income 26,297,750 - 26,297,750 Balance at December 31, 2019 82,830,030 2,132,666 84,962,696 Distributions (6,000,000) - (6,000,000) Net income 20,229,507 1,694,851 21,924,358 Balance at December 31, 2020 97,059,537$ 3,827,517$ 100,887,054$

DLV/HHPI SUMMERLIN, LLC CONSOLIDATED STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2020, 2019 and 2018 The accompanying notes are an integral part of these consolidated financial statements. 5 2020 2019 2018 Cash flows from operating activities Net income 21,924,358$ 26,297,750$ 36,697,063$ Adjustments to reconcile net income to cash provided by operating activities Depreciation 1,478,092 1,411,942 1,109,429 Loss on asset disposal - - 3,162 Effects of changes in operating assets and liabilities: Additions to real estate development (92,280,011) (68,174,224) (43,468,660) Cost of real estate sales 86,400,888 60,087,296 37,795,633 Deferred costs (5,021,768) 1,033,078 (1,129,053) Accounts receivable (20,752,698) (325,477) (18,818) Note receivable 903,480 1,400,000 - Prepaid expenses and other assets 354,315 3,323,058 (3,854,484) Accounts payable 826,752 3,144,609 (3,008,155) Customer real estate deposits 8,610,000 (1,662,000) 1,662,000 Deferred revenues 47,693,266 (17,906,964) 7,886,441 Membership deposits 7,990,000 3,020,000 4,450,000 Related-party receivables and payables 581,162 (1,263,831) 281,689 Net cash provided by operating activities 58,707,836 10,385,237 38,406,247 Cash flows from investing activities Development of property and equipment (397,179) (634,694) (5,314,598) Proceeds from repayment of advance to related party - 300,000 - Advance to related party - - (300,000) Net cash used in investing activities (397,179) (334,694) (5,614,598) Cash flows from financing activities Special Improvement District bonds payments (41,934) (51,892) (57,195) Finance lease obligations payments (226,711) (220,004) (297,370) Members' capital distributions (6,000,000) (16,051,691) (10,000,000) Line of credit advances - 1,999,946 3,994,720 Net cash used in financing activities (6,268,645) (14,323,641) (6,359,845) Net increase (decrease) in cash, cash equivalents, and restricted cash 52,042,012 (4,273,098) 26,431,804 Cash, cash equivalents, and restricted cash, beginning of period 55,925,582 60,198,680 33,766,876 Cash, cash equivalents, and restricted cash, end of period 107,967,594$ 55,925,582$ 60,198,680$

DLV/HHPI SUMMERLIN, LLC CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) For the Years Ended December 31, 2020, 2019 and 2018 The accompanying notes are an integral part of these consolidated financial statements. 6 2020 2019 2018 Supplemental disclosure of cash flow information: Cash paid for interest, net of amount capitalized 8,558$ 15,190$ 22,722$ Development of property and equipment included in accounts payable - - 1,882,571 Special Improvement District bond liability relieved from sale of land 85,794 76,974 138,036 Sale of land in exchange for a note receivable - 5,000,000 - Imputed interest on note receivable issued 147,841 244,361 - Transfer of real estate and land development costs to property and equipment -$ -$ 3,187,911$

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 7 NOTE 1 – DESCRIPTION OF THE BUSINESS Organization DLV/HHPI Summerlin, LLC (the “Company”) was formed on June 13, 2014, under the laws of the State of Delaware, in the United States of America. On March 17, 2015, the limited liability company agreement was amended changing the members of the Company to DLV Summerlin, LLC, a Delaware limited liability company (“Discovery”) and Howard Hughes Properties, Inc., a Nevada corporation (“HHPI”). The Company is a joint venture, which wholly-owns certain entities incorporated under the laws of the State of Delaware, for the purpose of developing and operating a luxury golf club with related amenities and a residential community located in Summerlin, Nevada, a suburb of Las Vegas. The golf club and residential community (hereinafter collectively referred to as the “Project”) is expected to have approximately 260 dwellings on 555 acres which will be offered for sale as a mix of custom lots, detached built product units, and multi-family built product units. Under the terms of the Company’s limited liability agreement, HHPI contributed real estate to the joint venture with a book value of $12,051,598, which is net of Special Improvement District bonds of $1,326,319. The agreed upon fair market value of the real estate contributed was $125,430,000. Discovery contributed cash with a value of $3,750,000, a portion of which was used to fund land improvements. Discovery is required to fund up to $30,000,000 in capital contributions. Following the recording of the parcel map by HHPI, the primary remaining major entitlement was a Site Development Plan (“SDP”) approval for the Project’s overall development plan, residential plan, and golf course. The SDP approval was a condition precedent to commencing construction, starting sales and formally executing the joint venture documents. The approval of the SDP was obtained on March 17, 2015 and the operations of the Company commenced. The consolidated financial statements as of December 31, 2020, 2019 and 2018 reflect the financial position of the Company and its wholly owned subsidiary Discovery Property Company, LLC (“DPC”) after the consolidation of its wholly owned subsidiaries Summit Club, LLC (the “Club”), DPC SPEC I, LLC and DPC Clubhouse I, LLC. The Club was formed on December 22, 2015, and began operations in March 2017. DPC SPEC I, LLC was formed on August 16, 2017. DPC Clubhouse I, LLC was formed on November 13, 2018. NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of presentation The consolidated financial statements are prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all of the accounts of the Company’s wholly owned subsidiaries in accordance with the provisions and guidance included in Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”). All intercompany transactions and balances have been eliminated during consolidation. Real estate under development Real estate assets are stated at cost less any provisions for impairments. Costs directly associated with the acquisition and development of the Project including interest, real estate taxes, indirect costs incurred in managing the development, legal and other costs clearly related to the Project are capitalized and presented in the consolidated balance sheets within real estate under development. Selling and marketing costs, which includes advertising are expensed as incurred.

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 8 NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Real estate under development (continued) The Company records impairment losses on its real estate under development when events or circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. In such a case, an impairment loss would be recorded to adjust the carrying amount to fair value. Management has determined that there were no impairment charges required for the years ended December 31, 2020, 2019, and 2018. Revenue and cost recognition In May 2014, the FASB issued ASU 2014-09, “Revenues from Contracts with Customers (Topic 606)”. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company adopted the standard as of January 1, 2019 using the modified retrospective method. There was no effect on prior period financials. Sale of Real Estate Revenues from real estate sales are recognized at a point in time when the land sale closing process is complete. The transaction price is fixed based on the terms of the contract, and generally representative of a single performance obligation. The fixed transaction price, which is the amount of consideration received in full upon transfer of the land title to the buyer, is allocated to this single obligation and is received at closing of the land sale less any amounts previously paid on deposit. In situations where the Company has completed the closing of a real estate sale and consideration is paid in full, but a portion of the Company’s performance obligation relating to the development of the land is still unsatisfied, revenue related to the Company’s obligation is recognized over time. The Company recognizes only the portion of the improved land sale where the improvements are fully satisfied based on a cost input method. The aggregate amount of the transaction price allocated to the unsatisfied obligation is recorded as deferred land sales and presented in deferred revenue. The Company measures the completion of its unsatisfied obligation based on the costs remaining relative to the total cost at the date of closing. When real estate under development is sold, the cost of sales includes actual costs incurred and estimates of future development costs benefiting the property sold. In accordance with ASC 970-360-30-1, when developed land is sold, costs are allocated to each lot based upon the relative sales value. For purposes of allocating development costs, estimates of future revenues and development costs are re-evaluated throughout the year, with adjustments being allocated prospectively to the remaining lots available for sale. Sale of Developer Product The Company contracts with customers to sell real estate and construct a vertical improvement (developer product). The transaction price is fixed based on the terms of the contract. Subsequent changes due to customer submitted change orders represent a contract modification. Contracts requiring developer product contain two performance obligations; (1) the real estate and development of community amenities, and (2) the construction of the vertical development. The transaction price, which is the amount of consideration stipulated in the contract plus any contract modifications, is allocated to the multiple performance obligations based on the respective established standalone selling prices. Revenue related to the sale of real estate and development of community amenities is recognized over time, as described above in Sale of Real Estate. Revenue from the sale of a developer product is recognized over time as the Company satisfies the performance obligations.

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 9 NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Revenue and cost recognition (continued) The Company receives cash payments in the form of vertical improvement deposits from customers who have contracted to purchase a developer product unit based on billing schedules established in the Company’s purchase agreement contracts. The amounts are recorded in cash and cash equivalents, and a corresponding vertical product liability is established at the date of receipt, which is presented in deferred revenue. The Company recognizes revenue on developer products using an input method of cost incurred relative to total cost of the vertical product for measuring progress. In instances where the revenue recognized exceeds the vertical deposits received, a corresponding contract asset and contract liability is recorded. The following table presents the Company’s revenues disaggregated by revenue source: Below is a discussion of the performance obligations, significant judgements and other required disclosures related to revenues from contracts with customers. Contract Assets and Liabilities Contract assets are the Company's right to consideration in exchange for goods or services that have been transferred to a customer. Contract liabilities are the Company's obligation to transfer goods or services to a customer for which the Company has received consideration. The beginning and ending balances of contract assets and liabilities are as follows. Contract assets are included in accounts receivable and contract liabilities are included in deferred revenue on the accompanying consolidated balance sheets: 2020 2019 2018 From contracts with customers Real estate 94,892,027$ 81,276,849$ 90,693,646$ Vertical product 46,200,087 33,639,413 9,210,694 Membership dues 4,068,214 2,700,430 1,474,143 Total revenue from contracts with customers 145,160,328 117,616,692 101,378,483 Point in time revenue Club operations 3,661,880 2,719,890 1,180,558 Total revenues 148,822,208$ 120,336,582$ 102,559,041$

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 10 NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Revenue and cost recognition (continued) Contract Contract Assets Liabilities Balance as of December 31, 2018 -$ 110,847,097$ Consideration received during the year 377,937 19,597,260 Consideration earned during the year - (32,370,649) Balance as of December 31, 2019 377,937$ 98,073,708$ Consideration received during the year - 23,261,767 Consideration earned during the year (377,937) (13,941,944) Balance as of December 31, 2020 -$ 107,393,531$ Remaining Unsatisfied Performance Obligations The Company’s remaining unsatisfied performance obligations as of December 31, 2020 represent a measure of the total dollar value of work to be performed on contracts executed and in progress. The aggregate amount of the transaction price allocated to the Company's remaining unsatisfied performance obligations as of December 31, 2020, is $49,979,649. The company expects to recognize this amount as revenue over the following periods: The Company’s remaining performance obligations are adjusted to reflect any known cancellations, revisions to project scope and cost, and deferrals as appropriate. Cash and cash equivalents Cash and cash equivalents are short-term, highly liquid investments that are both readily convertible to known amounts of cash, and so near maturity that they present insignificant risk of changes in value because of the associated interest rates. Cash and cash equivalents are comprised of cash on hand, current accounts and fixed deposits with original contractual maturities of three months or less. 2021 36,401,913$ 2022 13,109,717 2023 355,931 2024 92,775 2025 19,313 Total unsatisfied performance obligation 49,979,649$

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 11 NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Restricted cash Restricted cash reflects amounts held in deposit as required per the terms of the Company’s line of credit agreement. Property and equipment Property and equipment consists primarily of land improvements, club amenities, office furnishings, equipment and vehicles. Property and equipment also includes assets leased under capital lease agreements. In the case of property and equipment held under capital leases, the asset and the related obligations are initially recorded at the amount equal to the present value of future minimum lease payments computed on the basis of the interest rate implicit in the lease or the incremental borrowing rate. Expenditures that increase capacities or extend useful lives are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Property and equipment are stated at cost, less accumulated depreciation and any provision for impairment. Depreciation and amortization are provided for primarily on the straight-line method over the estimated service lives of the assets. Estimated service lives for fixed assets are as follows: Asset Years Equipment Office Furnishings Vehicles 4 – 10 7 5 – 10 Amenity Buildings 40 Golf Course 15 Related-party receivables Related-party receivables include shared office expense and club charges to sale agents and employees that will be repaid from future commissions on lot closings or payroll. Accounts receivable The Company grants credit to customers that arise in the normal course of operations. The receivable accounts consist of amounts billed to customers and accruals for amounts not yet billed. The Company writes off accounts when management believes the receivables are uncollectible based on the overall creditworthiness of the customers and payment disputes. An allowance is established based on reviews of individual accounts, recent loss experience, current economic conditions, and other pertinent factors. As of December 31, 2020 and 2019, management deemed all accounts are collectible, thus no allowance was recorded. Accounts receivable as of December 31, 2020 and 2019 consist of the following:

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 12 NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Accounts receivable (continued) 2020 2019 Club accounts receivable 977,106$ 524,431$ Due from customers - vertical product 20,300,023 - Total accounts receivable 21,277,129 524,431 Less: Allowance for doubtful accounts - - Accounts receivable, net 21,277,129$ 524,431$ Deferred costs Deferred costs include cost of lots and developer product sold plus closing and transfer fees and commissions paid on real estate sales. Deferred costs are measured based on the costs remaining relative to the total cost at the date of closing. Deferred costs of lots are included based on total allocable estimated cost while developer product is included on the consolidated balance sheet as incurred and recognized to the consolidated statement of operations according to the appropriate methodology. Remaining cost to be incurred on cost of developer product sold is approximately $18,000,000 and $32,000,000 as of December 31, 2020 and 2019, respectively. Prepaid expenses and other assets Prepaid expenses and other assets include prepayments of insurance and refundable cash bond deposits, club inventory, supplies and vendor advances. Prepaid expenses are amortized over the terms of the related policies. Inventory is stated at the lower of cost or market. Accounts payable and related-party payables Accounts payable and related-party payables include development expenditures, marketing expenses, club operations and professional fees for the Project. Customer real estate deposits Customer real estate deposits consist of escrow funds received to hold a lot and funds received for customer change orders on construction contracts. Leases Leases entered into by the Company that do not transfer substantially all the risks and benefits of ownership of the leased asset from the lessor are classified as operating leases. Operating lease payments are recognized as an expense in the consolidated statement of operations on a straight-line basis over the lease term. Assets acquired pursuant to leases that transfer substantially all the rewards and risks of ownership to the Company are accounted for as leased property under finance leases. Payments to the lessors are treated as having capital and interest elements. Lease costs are capitalized if they relate to the real estate held for development or expensed if they relate to sales and marketing in the period to which they relate.

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 13 NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Income taxes Federal, state and local income taxes have not been provided for in the accompanying financial statements as the members are responsible for reporting their allocable share of the Company’s tax basis income, gains, deductions, losses and credits on their tax return. In accordance with ASC 740, Accounting for Uncertainty in Income Taxes, the Company must determine whether a tax position meets the “more likely than not” threshold based on the technical merits of the position. Once a position meets the recognition threshold, measurement of the position reported in the financial statement is determined. The Company has determined no material unrecognized tax benefits or liabilities exist as of December 31, 2020 and 2019 and no provision for income tax is required in the accompanying consolidated financial statements. If applicable, the Company recognizes interest and penalties related to underpayment of income taxes as income tax expense. The Company is not currently under exam by a taxing authority. As of December 31, 2020 and 2019, the Company has no amounts related to accrued interest and penalties. The Company does not anticipate any significant changes to its tax positions over the next year. Although the Company believes its tax returns are correct, the final determination of tax examinations and any related litigation could be different from what was reported on the returns. Generally, the Company is currently open to audit under the statute of limitations by the Internal Revenue Service as well as state taxing authorities for the years ended December 31, 2017 through 2019. Use of estimates The process of preparing financial statements in conformity with GAAP requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant areas requiring the use of assumptions, judgments, and estimates relate to real estate under development and contingencies. Fair value of financial instruments The carrying values of cash and cash equivalents, receivables, accounts payable, and other assets and liabilities are reasonable estimates of their fair values because of the short maturities of these instruments. Distributions of cash and allocation of net income Distributions of cash are made in accordance with the terms of the Company’s Operating Agreement (the Agreement). There were $6,000,000, $16,051,691, and $10,000,000 of distributions made to HHPI during the years ended December 31, 2020, 2019 and 2018, respectively. In general, net income or loss of the Company shall be allocated to the members such that, the Member’s adjusted capital account is equal to the amount that the member would receive in a hypothetical liquidation of the Company’s net assets at its recorded book value, as defined, at each balance sheet date. Recent accounting pronouncements In February 2016, the FASB issued ASU 2016-02, “Leases”. ASU 2016-02, codified in ASC 842, amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 will be effective for the Company on December 31, 2022. Early adoption of ASU 2016-02 as of its issuance is permitted. The

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 14 NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Recent accounting pronouncements (continued) new leases standard requires a modified retrospective approach for all leases existing at, or entered into after, the date of the initial application, with an option to use certain transition relief. Management is currently evaluating the impact of adopting the new leases standard on the accompanying consolidated financial statements. NOTE 3 - REAL ESTATE UNDER DEVELOPMENT Real estate under development as of December 31, 2020 and 2019, consists of the following: 2020 2019 Land cost, improvements, entitlements and designs 357,394,519$ 263,931,049$ Development administration, taxes and insurance 28,366,078 21,845,312 385,760,597$ 285,776,361$ Less: Amenitites placed in service (21,410,828) (21,410,828) Less: Cost attributed to sales since inception (Note 5) (257,370,368) (168,605,349) 106,979,401$ 95,760,184$ NOTE 4 – PROPERTY AND EQUIPMENT, NET Property and equipment, net as of December 31, 2020 and 2019, consists of the following: 2020 2019 Land improvements 10,471,294$ 10,451,358$ Amenity buildings 4,273,781 4,273,781 Golf course 6,402,193 6,308,332 Equipment 1,284,017 1,116,399 Office furnishing 1,094,538 1,013,153 Vehicles 879,447 845,068 Equipment and vehicles under capital lease 868,978 868,978 25,274,248 24,877,069 Less: accumulated depreciation (4,407,221) (2,929,129) 20,867,027$ 21,947,940$

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 15 NOTE 5 – DEFERRED COSTS Deferred costs at December 31, 2020 and 2019, consists of the following: 2020 2019 Cost attributed to sales since inception (*) 257,370,368$ 168,605,349$ Commissions 29,549,802 21,284,276 Closing costs 2,542,913 1,912,582 Incentive fees 46,870,382 33,223,785 336,333,465 225,025,992 Less cost realized up to December 31: Cost of real estate sales (226,266,939) (139,963,946) Commissions, closing costs and incentive fees (60,754,957) (43,136,376) 49,311,569$ 41,925,670$ (*) Transfer from real estate under development NOTE 6 – RESTRICTED CASH On November 30, 2017, DPC SPEC I, LLC entered into a $7,500,000 revolving line of credit agreement with First Security Bank of Nevada. Under terms of the agreement, DPC was required to maintain a deposit of $3,000,000 as a compensating balance, restricted as to use. At December 31, 2020 and 2019, the funds were held in a 12-month fixed term deposit account earning interest at 1.3%. Interest earned in each of the years 2020, 2019 and 2018 was $41,168, $39,079, and $39,079 respectively. NOTE 7 – NOTE RECEIVABLE In March 2018, the Company entered into a note agreement with a member for $5,000,000 in connection with the sale of a custom lot. The note requires annual principal installments of $1,000,000 beginning in March 2019 until paid in full. The note is without interest and is secured by the lot. The outstanding balance at December 31, 2020 and 2019 is $3,000,000 and $4,000,000, respectively. NOTE 8 – DEFERRED REVENUE Deferred revenues at December 31, 2020 and 2019, consists of the following:

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 16 NOTE 8 – DEFERRED REVENUE (CONTINUED) 2020 2019 Lots sold - Type 1 140,707,588$ 109,542,588$ Lots sold - Type 2 187,675,088 151,960,088 Lots sold - Type 3 113,715,000 96,200,000 Built product - Clubhouse Suites 43,174,226 - Built product - Desert Villas 25,317,274 10,471,055 Built product - Desert Bungalows 78,099,990 50,200,496 Built product - Club Villas 17,507,834 13,982,500 Built product - Golf Cottages 9,887,634 2,200,000 Built product - Point Villas 23,047,464 15,789,991 639,132,098 450,346,718 Less: Real estate sales recognized (493,743,060) (352,650,946) 145,389,038$ 97,695,772$ NOTE 9 – RELATED-PARTY TRANSACTIONS On March 17, 2015, the Company entered into the Development Management Agreement with DLV Summerlin Management, LLC (“DLVSM”). Under the terms of the agreement, DLVSM agreed to provide sales, marketing, administrative and supervision services to the Project. DLVSM is entitled to a base management fee equal to 7.5% of the gross sales proceeds and memberships throughout the Project life. For the years ended December 31, 2020, 2019 and 2018, the Company incurred development management fees of $13,646,597, $7,549,848, and $7,522,750, respectively. These fees are included in deferred costs in the accompanying consolidated balance sheets. Beginning October 2020 labor services provided to the project ceased to be paid to Shared Staffing Services, another affiliated entity of DLVSM, and was paid to DLVSM. In 2020, $3,291,236 was paid to DLVSM and is included within real estate under development and related party receivables in the accompanying consolidated balance sheets, and cost of club operations and selling, marketing and other expenses in the accompanying consolidated statement of operations. DPC leases office space from an entity affiliated with HHPI (see Note 14). In 2020 and 2019, the Company entered into 8 construction contracts each year for approximately $31,700,000 and $29,500,000, respectively, with Discovery Builders Nevada, LLC (“DBN”), an affiliate of Discovery, to construct residential homes. Total payments made in 2020 and 2019 were $48,251,900 and $39,535,888, respectively, and are included in real estate under development in the accompanying consolidated balance sheets. In September 2018, the Company entered into a contract with a member of Discovery for $4,625,488 to construct a residential home. The contract was revised in 2020 to $4,893,235 to account for buyer funded change orders totalling $267,747. Total payments received under the contract in 2020 and 2019 were $2,389,204 and $1,659,256, respectively, and is included in related-party payables in the accompanying consolidated balance sheets. The Summit Community Association (“Association”), a non-profit corporation, is responsible for maintaining, operating and governing the common-interest community of the Project. Under terms of the

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 17 NOTE 9 – RELATED-PARTY TRANSACTIONS (CONTINUED) Association’s Declaration of Covenants, Conditions and Restrictions and Reservations of Easements, the Company is permitted to subsidize shortfalls of the Association’s operating expenses in exchange for annual assessments on unsold lots. During 2020 and 2019, the shortfall subsidized to the Association were $2,102,667 and $1,029,065, respectively, and are included in homeowner’s association subsidy in the accompanying consolidated statements of operations. The following are the other related-party transactions for the periods ended December 31, 2020 and 2019, which are included in real estate under development or selling and marketing expenses: 2020 2019 Discovery Land Ventures LLC - administrative expenses 94,456$ 278,096$ Summit Club Realty LLC - commissions on closings 9,856,829 4,863,070 Denton House & Discovery Design Services - design services 2,635,455 1,939,544 Westman Development LLC - charter flight services 151,631 121,536 Recover Life LLC - beverage inventory for club events - 2,200 Various Discovery Affiliate Clubs - shared overhead 92,625 71,872 Shared Staffing Services - affiliated entity of DLVSM that provides labor services to the Project 11,450,637 11,944,935 NOTE 10 – SPECIAL IMPROVEMENT DISTRICT BONDS The Summerlin master planned community uses Special Improvement District (SID) bonds to finance certain common infrastructure, including the infrastructure of the Project. These bonds are issued by the municipalities and, although unrated, are secured by the assessments on the land. As of December 31, 2020 and 2019, the $184,102 and $311,830 balance of the bonds, respectively, is related to the parcel of land contributed by HHPI, which was transferred to DPC as a result of the formation of the Company, as discussed in Note 1. During 2020 and 2019 DPC paid principal and interest on the bonds of $41,934 and $34,780, respectively, and the interest portion is capitalized as a cost of the project. During 2020 and 2019, $85,794 and $76,974, of the outstanding bonds was relieved and transferred to the lot owners in connection with lot sales. NOTE 11 – MEMBERSHIP DEPOSITS DPC began selling refundable golf memberships at Summit Club in March 2017 for the purpose of permitting members the recreational use of the club facilities. DPC will construct a golf course and all club facilities in exchange for the golf memberships. The Club is a non-equity membership club. Members who resign are entitled to a refund, upon resale of the existing membership, equal to the greater of 80% of the then-current deposit price, or the amount previously paid by the resigning member. DPC currently intends, but may limit the number available in any category at its sole discretion, to issue the following types of memberships:  245 golf memberships  30 national golf memberships  100 social memberships

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 18 NOTE 11 – MEMBERSHIP DEPOSITS (CONTINUED) A total of 42 and 18 golf memberships were sold during 2020 and 2019 for $8,550,000 and $3,500,000, respectively. A total of 3 memberships were refunded each year during 2020 and 2019 for $560,000 and $480,000, respectively. A total of 146 golf memberships were sold and 8 memberships were refunded for a net total of 138 golf memberships through December 31, 2020. No national golf or social memberships have been sold. DPC has the right to issue 6 honorary memberships and 15 charter memberships. As of December 31, 2020, 2 honorary memberships have been granted. NOTE 12 – LINE OF CREDIT On November 30, 2017, DPC SPEC I, LLC entered into a loan agreement with First Security Bank of Nevada for a $7,500,000 revolving line of credit for the development and construction of spec units within the Project. In 2019, the line of credit was increased by $1,500,000, and the Company exercised its 12-month extension option. The Company executed a 24-month extension in November 2020. The loan matures November 30, 2022 and accrues interest at 6%. The outstanding balance due at December 31, 2020 and 2019 was $5,994,666. Estate lots 111, 112, 141, 144 and 149, currently secure the loan. Interest paid during 2020, 2019 and 2018 totalled $374,292, $333,913, and $131,693, respectively, and was capitalized into real estate under development. The Company is in compliance with its covenants as of December 31, 2020 and 2019. NOTE 13 – FINANCE LEASE OBLIGATIONS The finance leases relate to the acquisition of fitness equipment. The future minimum lease payments under the finance leases for the year ending December 31 is as follows: The annual implicit interest rate ranges from 14.3% to 16.5%. NOTE 14 – COMMITMENTS AND CONTINGENCIES In October 2018, DPC relocated to a different suite and entered into an amended 56-month operating lease agreement for office space with The Shops at Summerlin LLC, an affiliate of HHPI. Under terms of the agreement, DPC may terminate the lease with 12-months’ notice. Total payments made in 2020 and 2019 were $139,404 and $134,524, respectively, and are included in real estate under development in the accompanying consolidated balance sheets. 2021 42,995$ Total minimum lease payments 42,995 Less amount representing interest (1,498) Present value of future minimum lease payments 41,497$

DLV/HHPI SUMMERLIN, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS 19 NOTE 14 – COMMITMENTS AND CONTINGENCIES (CONTINUED) The future minimum lease payments under all operating leases for the years ending December 31 are as follows: 2021 634,098$ 2022 600,477 2023 492,001 2024 376,317 2025 70,964 Thereafter - Total minimum lease payments 2,173,857$ Rent expense totaled $378,701, $311,000 and $311,000 for the years ended December 31, 2020, 2019 and 2018, respectively, and is capitalized into real estate under development in the accompanying consolidated balance sheet or cost of club operations in the accompanying consolidated statement of operations. NOTE 15 – CONCENTRATION OF RISK The Company places its cash and cash equivalents with a financial institution insured by the Federal Deposit Insurance Corporation. Balances with this institution regularly exceed Federal Deposit Insurance Corporation insured limits; however, to manage the related credit exposure, the Company continually monitors the credit worthiness of the financial institution where it has deposits. NOTE 16 – SUBSEQUENT EVENTS The Company has evaluated subsequent events for potential recognition and disclosure through March 23, 2021, the date the financial statements were available to be issued.